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                                                                      Exhibit 16


January 22, 1997

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington D.C. 20546





Dear Sirs:

We have read paragraphs a, b, c and d(i) of Item 4 included in the attached Form 8-K dated January 22, 1997, of Micrografx, Inc. (the Registrant) filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP
Dallas, Texas